UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2009

NexMed, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey		08520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01	OTHER EVENTS.

On January 12, 2009, NexMed, Inc. (the “Company”) and Warner Chilcott Company, Inc. (“Warner”) entered into an amendment (the “Amendment”) to the exclusive United States licensing agreement dated November 1, 2007, as amended by amendment entered into on November 24, 2008, by and between the Company and Warner (as amended, the “Agreement”), for NexMed’s proprietary topical alprostadil-based cream treatment for erectile dysfunction (“Vitaros®”).

Pursuant to the Amendment, Warner has been granted an additional 20 days, or until February 2, 2009, to review the results of the October 15, 2008 meeting (the “Meeting”) with the Food and Drug Administration (FDA).  The purpose of the Meeting was to gain clarification on the major deficiencies cited by the FDA in their July 21, 2008 action letter regarding the New Drug Application (NDA) for Vitaros®.  As such, on or before February 2, 2009, Warner must decide whether or not it wishes to continue with the development of Vitaros®.  If Warner decides that it does not wish to continue with Vitaros® then the Agreement would terminate and all rights would revert back to the Company.  Warner was previously granted an additional 45 days, or until January 13, 2009, to review such regulatory concerns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name:	Mark Westgate
Title:	Vice President and Chief Financial Officer

Date: January 13, 2009